Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-B GRANTOR TRUST

Servicer's Certificate
For the Month of October, 1997


Principal and Interest Collections
     Beginning Pool Balance                                      (1)$ 343,906,059.63

     Beginning Pool Factor [(1)/$ 350,000,000.00]                (2)       0.9825887

     Principal Collected                                         (3)$   7,378,961.54

     Interest Collected                                          (4)$   2,842,495.15

          Less:  Accrued Interest Prior to Cut Off Date          (5)    1,476,568.95

          Less:  Additional Purchased Accrued Interest           (5a)     195,810.37

          Plus:  Purchased Accrued Interest -
                             End of Collection Period            (6)    1,623,403.30

        Net decrease/(increase) in Purchased
        Accrued Interest [(5)+(5a)-(6)]                          (7)$      48,976.02

          Plus:  "Non-Reimbursable Interest Payment"             (8)       22,645.23

                         Total Interest Received
                         [(4)-(5)-(5a)+(6)+(8)]                  (9)$   2,816,164.36


     Additional Deposits
            (i)   Repurchase Amounts                             (10)           0.00
           (ii)   Liquidation Proceeds                           (11)      62,350.00
          (iii)   Yield Supplement Deposit Amount                (12)           0.00

     Total Additional Deposits  [(10)+(11)+(12)]                 (13)$     62,350.00

     Total Available Funds [(3)+(9)+(13)]                        (14)$ 10,257,475.90

     Defaulted Receivable Principal Balance  [(A1)]              (15)$     86,559.49

     Ending Pool Balance [(1)-(3)-(15)]                          (16)$336,440,538.60

     Ending Pool Factor [(16)/$ 350,000,000.00]                  (17)      0.9612587

Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-B GRANTOR TRUST

Servicer's Certificate
For the Month of October, 1997

Distributions:
                                                     Class A           Class B            Total
Class Percentage                                        96.5%             3.5%              100%
Pool Factor (Ending Pool Balance)                   0.9612587        0.9612587         0.9612587
Class Coupon                                            6.40%            6.65%

October Beginning Pool Balance [(1)]          $331,869,347.54   $12,036,712.09   $343,906,059.63

October Ending Pool Balance [(16)]            $324,665,119.75   $11,775,418.85   $336,440,538.60

Collected Principal [(3)]                       $7,120,697.89      $258,263.65     $7,378,961.54

Collected Interest [(9)]                        $2,717,598.61       $98,565.75     $2,816,164.36

Other Collected Interest  [(9a)]                  $300,505.22       $10,899.15       $311,404.37

Additional Deposits [(10)+(11)]                    $60,167.75        $2,182.25        $62,350.00

Servicing Fee [(1.0%/12)x(1)]                    ($276,557.79)     ($10,030.59)    ($286,588.38)

Total Available Funds                           $9,922,411.68      $359,880.21    $10,282,291.89


Payments to Certficateholders:

Principal Distributable Amount [(1)-(16)]       $7,204,227.79      $261,293.24     $7,465,521.03

Interest Distributable Amount [(1)x(coupon/12)] $1,769,969.85       $66,703.45     $1,836,673.30

    Total Payments to Certificateholders        $8,974,197.64      $327,996.69     $9,302,194.33

Reserve Fund payment                                    $0.00            $0.00             $0.00

Amount due Class B but paid to
  Class A (subordination)                               $0.00

Class A Interest Carryover Shortfall                    $0.00
Class A Principal Carryover Shortfall                   $0.00
Class B Interest Carryover Shortfall                                     $0.00
Class B Principal Carryover Shortfall                                    $0.00

Amounts Remaining in the Certificate
   Account to be paid to the Seller               $948,214.04       $31,883.52       $980,097.56

Memo:
   Principal Difference                           ($23,362.15)       ($847.34)      ($24,209.49)
   Interest Difference                            $971,576.19       $32,730.86     $1,004,307.05
   Total                                          $948,214.04       $31,883.52       $980,097.56
/TABLE

Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-B GRANTOR TRUST

Servicer's Certificate
For the Month of October, 1997

Determination of the Servicer Letter of Credit Amount
     Number of Contracts - End of Month                            (45)          N/A

     Original number of contracts                                  (46)          N/A

     Percent of Original Contracts remaining
          [((45)/(46))x100]                                        (47)          N/A

     Original Servicer Letter of Credit Amount                     (48) $        N/A

     Revised Servicer Letter of Credit Amount
          [Lessor of [(48)x(47) or the Beginning
          Pool Balance (1)]                                        (49) $        N/A

     Prior Month Servicer Letter of Credit Amount
          [Previous Month (49)]                                    (50) $        N/A

     Servicer Letter of Credit Fee                                 (51) $        N/A

Yield Supplement Amount

     Receivables with coupon rates below 7.65%
          Principal Outstanding                                    (52) $        N/A
          Number of receivables                                    (53)          N/A
          Interest on the Receivables at their APR                 (54) $        N/A
          Interest due on the Receivables at the
              Pass-Through Rate                                    (55) $        N/A
          Yield Supplement Amount [(54)-(55)]                      (56) $        N/A

Defaulted Receivables

     Amount of principal and accrued interest due from
          Obligors on Defaulted Receivables
               Principal                                           (A1) $  86,559.49
               Interest                                            (A2)     1,006.47
               Expense                                             (A3)         0.00
                       Total                                        (A) $  87,565.96

          Less:   Liquidation Proceeds                              (B) $  62,350.00

     Realized Loss  [(A1)+(A2)-(B)]                                 (C) $  25,215.96

     Cumulative Losses  (Including Expenses)                        (D) $  25,215.96

     Cumulative Loss Percentage  [(D)/$350,000,000.00]                         0.01%
          (Less than 1.5% ?)

/TABLE

Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-B GRANTOR TRUST

Servicer's Certificate
For the Month of October, 1997

Reconciliation of Reserve Fund

     Beginning Reserve Fund Balance                           (57) $    3,163,189.95

          Plus:  Excess Amounts from Seller                   (57a)       980,097.56
          Plus:  Investment Earnings                          (57b)        14,763.31
          Less:  Reserve Fund Payments                        (58)              0.00
          Plus: Negative Carry Investment Earnings            (58b)           999.30
Subtotal Reserve Fund                                         $    4,159,050.12
          Plus:  Beginning Negative Carry Balance             (58a)       214,111.17
          Less:  Payment from Negative Carry                  (58c)       214,111.17

          Ending Negative Carry Balance                       (58d)             0.00

     Reserve Fund Prior to Payments to Seller                 (59) $    4,159,050.12

     Required Reserve Fund Balance:
          (Lesser of 1 or 2)

      (1) Greater of:  $3,500,000 or 1.75% of the Ending Pool Balance
          (Class A and Class B Certificate Balances), but not greater than the Ending Pool Balance (unless the Cumulative Loss
          Percentage exceeds 1.5%), or (2);

      (2) (18% - Subordination Fraction) x the Ending Pool Balance               NA

     Required Amount                                           (60) $   5,887,709.43

     Amount of Excess Reserve released  [(59)-(60)]            (61) $           0.00
          (No Release to be made during Pre-funding period)


     Ending Reserve Fund Balance to be invested(including      (62) $   4,159,050.12
          Negative Carry Balance)


     Reserve Fund Balance as a Percent
             of the Ending Pool Balance                        (63)            1.24%

     Interest Income on Reserve Fund for October, 1997
           from The Chase Manhattan Bank                       (64) $      14,763.31

     Interest Income on Negative Carry Balance for October, 1997
          from The Chase Manhattan Bank                        (65) $         999.30

 Fleetwood Credit Receivables Corp.
  FLEETWOOD CREDIT 1997-B GRANTOR TRUST

  Servicer's Certificate
  For the Month of October, 1997

Reconciliation of Net Payment to the Trustee
Available Funds                                                       $10,568,880.27
   Servicing Fees                                                      ($286,588.38)
Total Available Funds                                                 $10,282,291.89

Total payments to Class A                                              $8,974,197.64
Total payments to Class B                                                $327,996.69

Reserve Fund:
    Excess from Seller [(57a)]                                           $980,097.56
    Reserve Fund Payments [(58)]                                               $0.00
Gross payment to the Trustee                                          $10,282,291.89

Amounts Held by Trustee:
    Less:  Amount released from Reserve Fund
           in excess of $3,500,000 (Net of Reserve Fund payment)               $0.00
    Less:  Balance of Prefunded Account payable
                 to Certificateholders                                     $1,308.25
           Less:  Amount paid from Negative Carry
                         Balance [(58c)]                                 $214,111.17
           Less:  Amount paid from Pre-Funded
                         Amount Earnings [(72)]                           $97,293.20
           Total Other Collected Interest                          (9a)  $311,404.37

Total Amount Held by Trustee                                             $312,712.62

Net payment to the Trustee                                             $9,969,579.27

Reconciliation of Pre-Funding Account

Beginning Pre-Funded Amount                                       (70)$38,154,197.60
        [Prior Month (74)]
    Less:  Amount applied to the purchase of
                 Subsequent Receivables                           (71)$38,154,197.60
    Plus:  Earnings on Pre-Funded Amount                          (72)    $97,293.20
    Less:  Payment of Earnings                                    (73)  ($97,293.20)

Ending Pre-Funding Amount                                         (74)         $0.00

Account Activity
       Number of Accounts - Beginning of Month                                12,507
            Less:  Account Paid Off / Repurchased                                202
            Plus:  Accounts in Collateral Addition                             1,681
      Number of Accounts - End of Month                                       13,986
Non-Accrual Accounts - End of Month
      Number of Non-Accrual Accounts                                               6
      Aggregate Principal Balance Outstanding                            $259,867.08

</TABLE
Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-B GRANTOR TRUST

Servicer's Certificate
For the Month of October, 1997


Delinquent Accounts
    Period of Delinquency                        Units      Amount   Percent of Pool
    30 - 59 days                                  18    $522,130.43          0.16%
    60 - 89 days                                   3      65,837.05          0.02%
    90 days or more                                0           0.00          0.00%
       Total                                      21    $587,967.48          0.17%

    Repossession Inventory                         6    $259,867.08         0.077%

Delinquency Percentage
                                                                             Quarter
                                                OCT      NOV      DEC         Total
    90 days or more  (000)                    $  0.0    $  N/A    $ N/A      $ N/A

    Repossession Inventory (000)              $259.9    $  N/A    $ N/A      $ N/A

    Total                                     $259.9    $  N/A    $ N/A      $ N/A

         Ending Pool Balance (mils)           $336.4    $  N/A    $ N/A      $ N/A

         Delinquency Percentage (A)/(B)                                        N/A

Realized Loss Analysis
                                                                             Quarter
                                                OCT      NOV       DEC         Total
Realized Losses/(Recoveries)      (X)
         [(A1+(A2)-(B)]  (000)               $ 25.2    $  N/A    $ N/A       $ N/A

Beginning Pool Balance (mils)      (Y)       $343.9    $  N/A    $ N/A       $ N/A

Realized Loss Percentage
         (Less than 1.5%?)  [((X)/(Y))*4]                                      N/A

Realized Losses Since Inception (less than $5,250,000 ?)                  $25,215.96

Change in Realized Losses                                                 $25,215.96

Proceeds from Insurance and Dealer Repurchases
         Proceeds received during the month from
              physical damage insurance                                        $0.00

        Proceeds received during the month from Dealer
              repurchase obligations relating to Defaulted Receivables         $0.00

